Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
January 22, 2015	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES INCREASED NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2014

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $266 thousand or $0.13 per diluted share, for the three months ended December 31, 2014 as compared to $233 thousand or $0.11 per diluted share for the same period in 2013. The $33 thousand increase in net income during the three months ended December 31, 2014 was primarily attributable to a $183 thousand increase in net interest income, which was partially offset by a $117 thousand increase in provisions for loan losses, and a $30 thousand increase in non-interest expense. The increase in net interest income during the three months ended December 31, 2014 was attributable to a $113 thousand increase in interest income and a $70 thousand decrease in interest expense. The increase in interest income was primarily attributable to higher yields earned on the Company’s investment portfolio and Federal Home Loan Bank (“FHLB”) stock, and higher average balances of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds, which were partially offset by lower average balances of investment-grade Corporate bonds and loans outstanding, and lower average yields earned on the Company’s loan portfolio, when compared to the same period in 2013. The higher average balance of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds was attributable to a reallocation of funds into U.S. Government agency floating-rate mortgage-backed securities and multi-step-up bonds. The decrease in the average balance of investment grade Corporate bonds was primarily due to maturities and early redemptions within the portfolio. The decrease in interest expense was primarily attributable to lower average balances of FHLB long-term fixed-rate advances, FHLB short-term advances, and time deposits, and lower rates paid on FHLB long-term fixed-rate advances, which were partially offset by higher average balances of FHLB long-term variable-rate advances during the three months ended December 31, 2014, when compared to the same period in 2013. The increase in the provision for loan losses was primarily attributable to an increase in the Company’s loan portfolio during the three months ended December 31, 2014, and the absence of a $109 thousand credit provision on a paid off non-performing loan which was recorded in the three months ended December 31, 2013. The increase in non-interest expense was primarily attributable to higher ATM and debit card related costs and employee related costs during the quarter ended December 31, 2014, which were partially offset by lower occupancy and equipment costs, when compared to the same period in 2013. The increase in income tax expense was primarily attributable to higher levels of taxable income for the quarter ended December 31, 2014, when compared to the same period in 2013.

Net income for the six months ended December 31, 2014 totaled $565 thousand or $0.28 per diluted share, as compared to $443 thousand or $0.22 per diluted share for the same period in 2013. The $122 thousand increase in net income during the six months ended December 31, 2014 was primarily attributable to a $355 thousand increase in net interest income, which was partially offset by a $108 thousand increase in provisions for loan losses, an $85 thousand increase in non-interest expense and a $41 thousand increase in income tax expense. The increase in net interest income during the six months ended December 31, 2014 was attributable to a $229 thousand increase in interest income and a $126 thousand decrease in interest expense. The increase in interest income was primarily attributable to higher averages balances and yields earned on U.S. Government agency mortgage-backed securities, U. S. Government agency bonds, and FHLB stock, and higher yields earned on investment-grade Corporate bonds, which were partially offset by lower average balances of investment-grade Corporate bonds, and lower average balances and yields earned on the Company’s loan portfolio, when compared to the same period in 2013. The higher average balances of U.S. Government agency mortgage-backed securities and bonds were attributable to the reallocation of funds into these segments of the Company’s portfolio. The lower average balance of investment-grade Corporate bonds was primarily due to maturities and early issuer redemptions within the portfolio. The decrease in interest expense was primarily attributable to lower average balances of FHLB long-term fixed-rate and short-term advances, and time deposits, and lower rates paid on FHLB long-term fixed-rate advances, which were partially offset by higher average balances of FHLB long-term variable-rate advances and higher rates paid on FHLB short-term advances during the six months ended December 31, 2014, when compared to the same period in 2013. The increase in the provision for loan losses was attributable to an increase in the Company’s loan portfolio during the six months ended December 31, 2014, and the absence of a $109 thousand credit provision on a paid off non-performing loan which was recorded in the six months ended December 31, 2013. The increase in non-interest expense was primarily attributable to increases in ATM and debit card related expenses, changes in provisions for off-balance sheet (loan origination) commitments, and compensation related costs, which were partially offset by decreases in occupancy and equipment costs during the six months ended December 31, 2014, when compared to the same period in 2013. The increase in income tax expense was primarily attributable to higher levels of taxable income during the six months ended December 31, 2014, when compared to the same period in 2013.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	December 31, 2014 (Unaudited)	June 30, 2014 (Unaudited)
Total assets	$294,689	$309,940
Cash and Cash Equivalents	2,261	1,360
Certificates of Deposits	350	598
Investment securities available-for-sale	21,395	28,387
Investment securities held-to-maturity	29,101	22,047
Mortgage-backed securities held-to-maturity	194,613	215,335
Net loans receivable	35,619	29,724
Deposits	141,537	141,859
FHLB advances: long-term, fixed-rate	12,500	12,500
FHLB advances: long-term, variable-rate	105,305	99,196
FHLB advances: short-term	2,400	23,626
Equity	31,829	31,788
Book value per share – Common Equity	15.52	15.45
Book value per share – Tier I Equity	15.75	15.66
Annualized Return on average assets	0.36%	0.30%
Annualized Return on average equity	3.56%	2.87%
Tier I leverage ratio	10.38%	10.17%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2014	2013	2014	2013
Interest income	$1,537	$1,424	$3,056	$2,827
Interest expense	285	355	573	699

Net interest income	1,252	1,069	2,483	2,128
Provision for loan losses	18	(99)	21	(87)

Net interest income after provision for loan losses	1,234	1,168	2,462	2,215
Non-interest income	145	146	284	283
Non-interest expense	988	958	1,903	1,818

Income before income tax expense	391	356	843	680
Income taxes	125	123	278	237

NET INCOME	$266	$233	$565	$443

EARNINGS PER SHARE:
Basic	$0.13	$0.11	$0.28	$0.22
Diluted	$0.13	$0.11	$0.28	$0.22

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	2,050,430	2,057,930	2,050,770	2,057,930
Diluted	2,050,430	2,057,930	2,050,770	2,057,930